Exhibit 10.10

Apache Corporation 401(k) Savings Plan

Amendment to Definition of Change of Control

Apache Corporation (“Apache”) sponsors the Apache Corporation 401(k) Savings Plan (the “Plan”). In section 10.4 of the Plan, Apache reserved the right to amend the Plan from time to time. Apache hereby exercises that right as follows, effective March 1, 2021:

1.	Subsection 5.1(c) is hereby deleted and superseded in its entirety by the following:

(c)

Change of Control. The Company Contributions Accounts of all Participants shall be fully vested as of the “Effective Date” of a “Change of Control,” as such terms are defined in APA Corporation’s Income Continuance Plan or any successor to such plan.

[Signature Page Follows]

EXECUTED this 1st day of March, 2021.

APACHE CORPORATION

By:	/s/ Brandy Jones
Brandy Jones
Vice President, Human Resources

Signature Page to Apache Corporation 401(k) Savings Plan

Amendment to Definition of Change of Control